SLM Student Loan Trust 2001-4 Quarterly Servicing Report

Collection Period 07/01/2005 — 09/30/2005 Distribution Date 10/25/2005

Indenture Trustee: Deutsche Bank

I. Deal Parameters

A	Student Loan Portfolio Characteristics		12/12/2001	06/30/2005	09/30/2005

	Principal Balance		$1,468,558,405.23	$493,199,143.14	$416,128,238.07
	Interest to be Capitalized Balance		31,773,072.58	5,723,203.17	5,171,424.17

	Pool Balance		$1,500,331,477.81	$498,922,346.31	$421,299,662.24
	Specified Reserve Account Balance		3,750,829.00	-N/A-	-N/A-

	Adjusted Pool (1)		$1,504,082,306.81	$498,922,346.31	$421,299,662.24

	Weighted Average Coupon (WAC)		5.51%	3.20%	5.14%
	Weighted Average Remaining Term		127.14	106.30	104.89
	Number of Loans		422,935	183,044	159,774
	Number of Borrowers		241,937	109,660	95,804

	Since Issued CPR			20.77%	22.39%

(1)	The Specified Reserve Account balance is included in the Adjusted Pool until the Pool Balance is less than 40% of the original pool.

B	Debt Securities	Cusip/Isin	07/25/2005		10/25/2005

	A1	78442GDD5	$—		$—
	A2	78442GDE3	$452,899,346.31		$375,276,662.24
	B	78442GDF0	$46,023,000.00		$46,023,000.00

C	Account Balances		07/25/2005		10/25/2005

	Reserve Account Balance		$1,500,331.00		$1,500,331.00

D	Asset/Liability		07/25/2005		10/25/2005

	Adjusted Pool Balance		$498,922,346.31		$421,299,662.24
	Total Notes		$498,922,346.31		$421,299,662.24
	Difference		$—		$—
	Parity Ratio		1.00000		1.00000

II. Trust Activity 07/01/2005 through 09/30/2005

A	Student Loan Principal Receipts
	Borrower Principal	7,718,285.62
	Guarantor Principal	5,714,202.90
	Consolidation Activity Principal	65,865,714.39
	Seller Principal Reimbursement	4,122.47
	Servicer Principal Reimbursement	768.46
	Rejected Claim Repurchased Principal	29,941.21
	Other Principal Deposits	14,318.65

	Total Principal Receipts	$79,347,353.70

B	Student Loan Interest Receipts
	Borrower Interest	1,776,838.05
	Guarantor Interest	129,715.89
	Consolidation Activity Interest	890,497.96
	Special Allowance Payments	2,881,515.64
	Interest Subsidy Payments	619,268.28
	Seller Interest Reimbursement	171.74
	Servicer Interest Reimbursement	16,692.70
	Rejected Claim Repurchased Interest	1,285.01
	Other Interest Deposits	238,376.51

	Total Interest Receipts	$6,554,361.78

C	Investment Income	$613,679.03

D	Funds Borrowed from Next Collection Period	$—

E	Funds Repaid from Prior Collection Period	$—

F	Loan Sale or Purchase Proceeds	$—

G	Initial Deposits to Collection Account	$—

H	Other Deposits	$42,647.65

I	Less: Funds Previously Remitted:
	Servicing Fees	$(706,640.26)
	Consolidation Loan Rebate Fees	$—

	Total Funds Previously Remitted	$(706,640.26)

J	AVAILABLE FUNDS	$85,851,401.90

K	Non-Cash Principal Activity During Collection Period	$(2,276,448.63)

L	Non-Reimbursable Losses During Collection Period	$(265.30)

M	Aggregate Purchased Amounts by the Depositor, Servicer or Seller	$45,512.70

N	Aggregate Loan Substitutions	$—

Trust 2001-4 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

III. 2001-4 Portfolio Characteristics

		09/30/2005				06/30/2005
		WAC	# Loans	Principal	% of Principal	WAC	# Loans	Principal	% of Principal

INTERIM:	IN SCHOOL	4.70%	6,753	$20,653,367.12	4.963%	2.77%	8,593	$27,324,968.38	5.540%

	GRACE	4.70%	5,301	$16,896,552.52	4.060%	2.77%	5,768	$18,438,150.45	3.738%

	DEFERMENT	4.70%	27,188	$74,064,266.03	17.798%	2.77%	30,864	$88,418,923.46	17.928%

REPAYMENT:	CURRENT	5.30%	69,132	$161,144,340.59	38.725%	3.37%	84,945	$208,074,284.06	42.189%

	31-60 DAYS DELINQUENT	5.30%	7,891	$21,056,024.47	5.060%	3.37%	7,742	$20,625,770.16	4.182%

	61-90 DAYS DELINQUENT	5.30%	4,854	$13,305,567.76	3.197%	3.37%	5,103	$13,589,862.58	2.755%

	91-120 DAYS DELINQUENT	5.30%	3,414	$9,027,013.86	2.169%	3.37%	3,758	$9,892,554.81	2.006%

	> 120 DAYS DELINQUENT	5.30%	10,276	$27,545,196.85	6.619%	3.37%	11,247	$29,716,979.88	6.025%

	FORBEARANCE	5.30%	23,525	$68,812,607.44	16.536%	3.37%	23,618	$73,541,100.62	14.911%

	CLAIMS IN PROCESS	5.30%	1,434	$3,612,796.84	0.868%	3.37%	1,391	$3,540,561.14	0.718%

	AGED CLAIMS REJECTED	5.30%	6	$10,504.59	0.003%	3.37%	15	$35,987.60	0.007%

TOTAL			159,774	$416,128,238.07	100.00%		183,044	$493,199,143.14	100.00%

*	Percentages may not total 100% due to rounding

Trust 2001-4 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

IV. 2001-4 Portfolio Characteristics (cont’d)

	09/30/2005	06/30/2005
Pool Balance	$421,299,662.24	$498,922,346.31
Total # Loans	159,774	183,044
Total # Borrowers	95,804	109,660
Weighted Average Coupon	5.14%	3.20%
Weighted Average Remaining Term	104.89	106.30
Non-Reimbursable Losses	$(265.30)	$84.05
Cumulative Non-Reimbursable Losses	$1,328,845.04	$1,329,110.34
Since Issued CPR	22.39%	20.77%
Loan Substitutions	$—	$—
Cumulative Loan Substitutions	$—	$—
Rejected Claim Repurchases	$31,226.22	$12,254.59
Cumulative Rejected Claim Repurchases	$258,932.63	$227,706.41
Cumulative Claims Filed	$88,848,361.48	$82,224,799.61
Unpaid Primary Servicing Fees	$—	$—
Unpaid Administration Fees	$—	$—
Unpaid Carryover Servicing Fees	$—	$—
Note Principal Shortfall	$—	$—
Note Interest Shortfall	$—	$—
Unpaid Interest Carryover	$—	$—
Borrower Interest Accrued	$4,864,279.43	$3,560,005.28
Interest Subsidy Payments Accrued	$823,148.34	$610,102.06
Special Allowance Payments Accrued	$846,272.12	$2,872,695.93

Trust 2001-4 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

V. 2001-4 Portfolio Statistics by School and Program

A	LOAN TYPE	WAC	# LOANS	$ AMOUNT	% *

	- GSL - Subsidized	5.13%	96,194	$234,256,163.14	56.294%
	- GSL - Unsubsidized	5.14%	63,556	181,805,725.86	43.690%
	- PLUS Loans	6.10%	24	66,349.07	0.016%
	- SLS Loans	0.00%	0	0.00	0.000%
	- Consolidation Loans	0.00%	0	0.00	0.000%

	Total	5.14%	159,774	$416,128,238.07	100.000%

B	SCHOOL TYPE	WAC	# LOANS	$ AMOUNT	% *

	- Four Year	5.12%	111,286	$324,697,624.67	78.028%
	- Two Year	5.17%	32,109	60,252,583.51	14.479%
	- Technical	5.23%	16,379	31,178,029.89	7.492%
	- Other	0.00%	0	0.00	0.000%

	Total	5.14%	159,774	$416,128,238.07	100.000%

*Percentages may not total 100% due to rounding.

Trust 2001-4 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

VI. 2001-4 Waterfall for Distributions

			Remaining
		Paid	Funds Balance
Total Available Funds			$85,851,401.90
A	Primary Servicing Fee	$323,892.30	$85,527,509.60
B	Administration Fee	$20,000.00	$85,507,509.60
C	Class A Noteholders' Interest Distribution Amount	$4,386,581.78	$81,120,927.82
D	Class B Noteholders' Interest Distribution Amount	$488,099.48	$80,632,828.34
E	Class A Noteholders' Principal Distribution Amount	$77,622,684.07	$3,010,144.27
F	Class B Noteholders' Principal Distribution Amount	$—	$3,010,144.27
G	Reserve Account Reinstatement	$—	$3,010,144.27
H	Carryover Servicing Fee	$—	$3,010,144.27
I	Excess Distribution	$3,010,144.27	$—

Trust 2001-4 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

VII. 2001-4 Distributions

Distribution Amounts	A2	B

Cusip/Isin	78442GDE3	78442GDF0
Beginning Balance	$452,899,346.31	$46,023,000.00
Index	LIBOR	LIBOR
Spread/Fixed Rate	0.14%	0.50%
Record Date	1 NEW YORK BUSINESS DAY	1 NEW YORK BUSINESS DAY
Accrual Period Begin	07/25/2005	07/25/2005
Accrual Period End	10/25/2005	10/25/2005
Daycount Fraction	0.25555556	0.25555556
Interest Rate	3.79000%	4.15000%
Accrued Interest Factor	0.009685556	0.010605555
Current Interest Due	$4,386,581.78	$488,099.48
Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—
Total Interest Due	$4,386,581.78	$488,099.48
Interest Paid	$4,386,581.78	$488,099.48
Interest Shortfall	$—	$—
Carryover Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—
Current Interest Carryover Due	$—	$—
Interest Carryover Paid	$—	$—
Unpaid Interest Carryover	$—	$—
Principal Paid	$77,622,684.07	$—
Ending Principal Balance	$375,276,662.24	$46,023,000.00
Paydown Factor	0.122917948	0.000000000
Ending Balance Factor	0.594262331	1.000000000

Trust 2001-4 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

VIII. 2001-4 Reconciliations

A	Principal Distribution Reconciliation
	Prior Adjusted Pool Balance	$498,922,346.31
	Current Adjusted Pool Balance	$421,299,662.24
	Current Principal Due	$77,622,684.07
	Principal Shortfall from Previous Collection Period	$—
	Principal Distribution Amount	$77,622,684.07

	Principal Paid	$77,622,684.07
	Principal Shortfall	$—

B	Reserve Account Reconciliation
	Beginning Period Balance	$1,500,331.00
	Reserve Funds Utilized	0.00
	Reserve Funds Reinstated	0.00
	Excess Distribution Deposit	3,010,144.27

	Balance Available	$4,510,475.27
	Required Reserve Acct Balance	$1,500,331.00
	Release to Excess Distribution Certificateholder	$3,010,144.27
	Ending Reserve Account Balance	$1,500,331.00

Trust 2001-4 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005